UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant To Section 12(b) or (g) of the
Securities Exchange Act of 1934
Federal Home Loan Bank of New York

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	13-6400946

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None.	None.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates:    N/A     (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

Class B Capital Stock, par value $100 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the Class B Capital Stock, par value $100 per share, of the Federal Home Loan Bank of New York (the “Registrant”) to be registered hereunder is contained under the caption “Description of Class B Stock” in the Registrant’s Capital Plan Information Statement, which was filed as Exhibit 99.2 to the Registrant’s Form 8-K dated December 1, 2005 and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit Number	Description

Exhibit 1	Restated Organization Certificate of the Registrant (previously filed as Exhibit 99.3 to the Registrant’s Form 8-K dated December 1, 2005, which is incorporated herein by reference).

Exhibit 2	Restated Bylaws of the Registrant (previously filed as Exhibit 99.4 to the Registrant’s Form 8-K dated December 1, 2005, which is incorporated herein by reference).

Exhibit 3	Federal Home Loan Bank of New York Capital Plan Information Statement (previously filed as Exhibit 99.2 to the Registrant’s Form 8-K dated December 1, 2005, which is incorporated herein by reference).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Federal Home Loan Bank of New York Date: December 1, 2005
By:	/s/ Patrick A. Morgan
	Name:	Patrick A. Morgan
	Title:	CFO

3